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                                                               EXHIBIT 23.5


October 2, 1995



                       Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-61279) and related Prospectus of ProNet Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated October 10, 1994, with respect to the consolidated financial statements of RCC Division of Chicago Communication Service, Inc. included in ProNet Inc.'s Current Report on Form 8-K/A dated August 1, 1994, both filed with the Securities and Exchange Commission.


/s/ Charles J. Natarelli
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Charles J. Natarelli
NATARELLI & ASSOCIATES
Chicago, Illinois